UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2024 (February 22, 2024)

REVELSTONE CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41178	87-1511157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14350 Myford Road

Irvine, CA 92606

(Address of principal executive offices, including zip code)

(949) 751-7518

Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	RCACU	The Nasdaq Stock Market, LLC

Class A Common Stock, par value $0.0001 per share	RCAC	The Nasdaq Stock Market, LLC

Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock for $11.50 per share	RCACW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 22, 2024, Revelstone Capital Acquisition Corp. (“RCAC” or the “Company”) received a notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”), indicating that it failed to maintain a minimum average market value of publicly held shares of $40,000,000 for over 30 consecutive trading days, as required by Listing Rule 5452 (the “Rule”). Accordingly, and pursuant to Listing Rule 5815(a)(1)(B)(ii)(c)2 trading of the Company’s listed securities will be suspended from The Nasdaq Global Market on March 4, 2024 (the “Suspension”), and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

The Notice states that the Company has until until February 29, 2024 to request a hearing to appeal its decision, however such request will not stay the Suspension.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVELSTONE CAPITAL ACQUISITION CORP.

	By:	/s/ Morgan Callagy
		Name:	Morgan Callagy
		Title:	Co-Chief Executive Officer

Dated: February 28, 2024

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